UNITED STATES
SECURITIES AND  EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INDOOR HARVEST CORP
(Name of small business issuer in its charter)

Texas	45-5577364
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5300 East Freeway Ste A, Houston TX	77020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the  Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.   [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  [X].

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-194326

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Indoor Harvest Corp, a Texas corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, which are set forth as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities to be Registered” in the Registrant’s registration statement on Form S-1/A (File No. 333-194326), filed with the U.S. Securities and Exchange Commission on October 17, 2014 and deemed effective by operation of law on November 7, 2014.

Item 2.                    Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant *

3.2	By-laws of the Registrant *

3.3	Amended By-laws of the Registrant **

*  Previously filed and incorporated by reference from Registrant’s Form S-1 filed June 6, 2014, File No. 333-194326
**  Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2016		Indoor Harvest Corp

	By:	/s/ Chad Sykes
Chad Sykes
Chief Executive Officer